3Pea – Wow

Share Exchange Agreement

Final – September 14, 2007

Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the "Agreement") dated September 14, 2007, is made by and between 3Pea International, Inc., a Nevada corporation ("3Pea"), having its principal offices at 3068 E. Sunset Road, Suite 3, Las Vegas, Nevada 89120 and WOW! Technologies, Inc., a Nevada corporation ("WOW") having its principal office located at 3193 Montecito Drive, Las Vegas, Nevada 89120.

RECITALS:

      A.    This Agreement provides for the acquisition of WOW by 3Pea whereby WOW shall become a subsidiary of 3Pea. 3Pea desires to acquire 100% of the issued the outstanding shares of the common stock of WOW but no less than 50.1% of the issued and outstanding shares of the common stock and all other equity interest of WOW. The shareholders of WOW listed herein desire to exchange their shares of the common stock of WOW for shares of the duly and validly authorized but previously unissued common stock of 3Pea as hereinafter provided.

      B.    It is the intention of the parties hereto that: (i) 3Pea shall acquire 100% of the issued and outstanding shares of the common stock and all other equity interest of WOW, but no less than 50.1% of the issued and outstanding shares of WOW (“the WOW Shares”), in exchange solely for the number of shares of 3Pea's authorized but previously unissued shares of common stock having a par value of $.001 per share (the “Exchange”), not to exceed four million two hundred twenty thousand twenty shares (4,220,020), set forth below (the "Exchange Shares"); (ii) the Exchange will qualify as a tax-free reorganization pursuant to sections 354 and Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (iii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where the WOW Shareholders reside, with WOW ultimately becoming a subsidiary of 3Pea.  Although the Exchange qualifies as a tax-free reorganization under the Code, the same tax treatment may not exist in other countries.

      C.    The Board of Directors of 3Pea deems it to be in the best interest of 3Pea and its shareholders to acquire all of the issued shares of the common stock and other equity interests of WOW.

      D.    The directors and shareholders of WOW deem it to be in the best interest of the shareholders of WOW to exchange the WOW Shares for the Exchange Shares as hereinafter provided.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. EXCHANGE OF SHARES

      1.1    Exchange of Shares. 3Pea and WOW hereby agree that on the Closing Date (as hereinafter defined in Section 8.2), 3Pea shall issue one share of the common stock of 3Pea for every 14 shares of the common stock of WOW presented by a shareholder of WOW to 3Pea for exchange, not to exceed four million two hundred twenty thousand twenty shares (4,220,020) of the common stock of 3Pea including those shares reserved for the conversion of the Convertible Subordinated Debentures of WOW pursuant to section 4.3. Upon receipt of a tendering of 100% of all of the issued and outstanding shares of WOW, but no less than 50.1% of the outstanding equity interests of WOW, the WOW Shares shall be transferred to 3Pea such that, on the Closing Date, WOW will become a subsidiary of 3Pea.

      1.2    Delivery of Shares. On the Closing Date, 3Pea shall deliver certificates representing the proper number of Exchange Shares to each exchanging shareholder of WOW. On the Closing Date, the shareholders of WOW wishing to exchange their WOW Shares for Exchange Shares (the "Exchanging Shareholders") will deliver to 3Pea the certificates representing the WOW Shares, duly endorsed on the back of each stock certificate ready for transfer with medallion signature guarantee (or with executed stock powers) so as to make 3Pea the sole owner thereof. Upon delivery of the WOW Shares, 3Pea will deliver certificate representing the Exchange Shares to the Exchanging Shareholders.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF WOW AND EXCHANGING SHAREHOLDERS

       WOW, as of the date of this Agreement and of the Closing Date, hereby represents and warrants as follows.

            2.1    Organization and Good Standing.  WOW is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of Nevada. WOW has the corporate power and authority to carry on its business as presently conducted. WOW is qualified to do business in all jurisdictions except where the failure to be so qualified would have a material adverse effect on its business.

            2.2    Corporate Authority.  WOW has the power to operate as a corporation and to perform the transaction hereunder including the authority to give management of 3PEA International, Inc., the authority to perform such actions as are necessary and ordinary to operate the combined business entities contemplated hereunder from the date of execution hereof. The execution and performance of this Agreement, will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which WOW is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to WOW or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of WOW's Articles of Incorporation or the Bylaws attached as Schedule 2.2.

            2.3    Access to Corporate Information; Independent Investigation. WOW, through its officers, directors and authorized representatives, acknowledges that it, in making its decision to recommend the exchange of the WOW equity interests for Exchange Shares, will rely upon independent investigations made by its representatives, if any, or rulings of a court, and it will have, prior to the Closing Date, been given access to and the opportunity to examine all material contracts and documents relating to the Agreement and an opportunity to ask questions of, and to receive information from, 3Pea or any person acting on its behalf concerning the terms and conditions of this Agreement.

            2.4    Risks. WOW acknowledges and understands that the exchange for the Exchange Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) the Exchanging Shareholder may not be able to liquidate their investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a disposition, the Exchanging Shareholder could sustain a complete loss of its entire investment. The Exchanging Shareholders are sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in 3Pea; will have evaluated such merits and risks, including risks particular to the WOW’s situation; and the Exchanging Shareholders have determined that this investment is suitable for the Exchanging Shareholders.  The Exchanging Shareholders have adequate financial resources and can bear a complete loss of the investment.

            2.5    Investment Intent. The Exchanging Shareholders hereby represent that the Exchange Shares are being acquired for the Exchanging Shareholders' own accounts with no intention of distributing such securities to others, until such time as a distribution of the Exchange Shares to any Exchanging Shareholders may be completed in compliance with state and federal securities laws. Neither WOW nor any of the Exchanging Shareholders have any contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the Shares other than this Agreement which requires a distribution of the Exchange Shares of exchanging shareholders of the Final Closing Date and in compliance with state and federal securities laws. The Exchanging Shareholders are presently not engaged, nor do the Exchanging Shareholders plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the Shares or any interest therein.

            2.6    Compliance with Federal and State Securities Laws. WOW and the Exchanging Shareholders understand that the Exchange Shares have not been registered under the Securities Act of 1933 (the “Securities Act”). WOW and the Exchanging Shareholders understand that the Exchange Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered by reason of a Registration Statement under the Securities Act or an exemption from such registration is available or pursuant to the terms of Rule 144 promulgated under the Securities Act. Moreover, WOW and the Exchanging Shareholders understand that their right to transfer the Exchange Shares will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition to such restrictions, WOW and the Exchanging Shareholders realize that they may not be able to sell or dispose of the Exchange Shares as there may be no public or other market for them. WOW and the Exchange Shareholders understand that certificates evidencing the Shares shall bear legends substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAW OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS

            2.7     Approvals. WOW represents no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation is required in connection with the execution and delivery of this Agreement by it and for the consummation of the transactions described herein.

            2.8    No General Solicitation. The Exchanging Shareholders are not purchasing (or exchanging for) the Exchange Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of 3Pea and is relying solely on WOW’s due diligence conducted in connection with this transaction.

            2.9    Financial Statements, Books and Records.  WOW represents that the attached as Schedule 2.9 are its audited financial statements (balance sheet, income statement, notes) as of December 31, 2006 and its unaudited financial statements as of June 30, 2007(the "Financial Statements"). WOW represents that its books of account and other financial records are in all material respects complete and correct and are maintained in accordance with good business and accounting practices..

            2.10    No Material Adverse Changes.  Except as set forth in Schedule 2.10, WOW represents from December 31, 2006 to the date of Final Closing there will not have been:

(i)

any adverse change in the financial position of WOW except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of WOW;

(ii)

any damage, destruction or loss affecting the assets, prospective business, operations or condition (financial or otherwise) of WOW whether or not covered by insurance;

(iii)

any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of WOW capital interests;

(iv)

any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by WOW of any properties or assets;

(v)

adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement;

            2.11    Taxes.  WOW has filed all tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which had become due as of the Closing Date, and there are no deficiency notices outstanding. No extensions of time for the assessment of deficiencies for any year is in effect. No deficiency notice is proposed or, to the knowledge of WOW after reasonable inquiry, threatened against WOW. The tax returns of WOW have never been audited.

            2.12    Compliance with Laws.  WOW has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would adversely affect the business of WOW.

            2.13    No Breach.  WOW represents that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                        (i)    violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, WOW or upon the properties or business of WOW; or

                        (ii)    violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of WOW.

            2.14    Actions and Proceedings.  WOW is not a party to any pending litigation or any governmental investigation or proceeding not reflected in the WOW Financial Statements and, there is no litigation, claims, assessments or non-governmental proceedings are threatened against WOW.

            2.15    Agreements.  Schedule 2.15 sets forth any material contract or arrangement to which WOW is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral and which WOW's obligation exceeds $5,000.

            2.16    Brokers or Finders.  No broker's, finder's or similar fees will be payable by WOW in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by WOW or any of its Shareholders.

            2.17    Property and Equipment. Except as set forth on Schedule 2.17, WOW owns no real or personal property or equipment nor is a party to any leasehold agreement. All uses of the real property by WOW or its subsidiaries conform in all material respects to all applicable ordinances, laws and regulations.

            2.18    OSHA and Environmental Compliance.  WOW has duly complied with, and its offices, real property, business, assets, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws. There have been no outstanding citations, notices or orders of non-compliance issued to WOW or relating to its business, assets, property, leaseholders or equipment under such laws, rules or regulations.

                        WOW has been issued all required federal, state and local licenses, certificates or permits relating to all applicable environmental laws.   WOW's represents there are no visible signs of releases, spills, discharges, leaks or disposal (collectively, referred to as "Releases") of hazardous substances at, upon, under or within the real property owned by WOW and there are no underground storage tanks or polychlorinated biphenyls on the real property. To the best of WOW's knowledge, the real property has never been used as a treatment, storage or disposal facility of hazardous waste. WOW' represents that there are  no hazardous substances present on the real property or any premises leased by WOW excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of WOW.

            2.19    Tangible Assets.  WOW has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by WOW, any related capitalized items or other tangible property material to the business of WOW (the "Tangible Assets"). Other than as set forth in Schedule 2.19, WOW holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date on the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of WOW and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 2.19 hereto. WOW has clear title to all of its fictional business names, trading names, registered and unregistered trademarks, service marks and applications (collectively, the "Marks") and Marks are included as Tangible Assets.

            2.20    Liabilities.  WOW did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected on the Financial Statements (annual and interim), except for specific Liabilities set forth on Schedule 2.20 attached hereto and made a part hereof. As of the Initial Closing Date, WOW will not have any Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements except for Liabilities incurred in the ordinary course of business and as set forth in Schedule 2.20, and will not exceed $280,000 on the Closing Date. WOW is not aware of any circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business.

            2.21    Access to Records.  The corporate financial records, minute books and other documents and records of WOW have been made available to 3Pea prior to the Closing hereof.

            2.22    Operations of WOW. From the date of the December 31, 2006 financial statements through the Closing Date, WOW has not and will not, outside of the ordinary course of business, have:

                        (i)    incurred any new indebtedness or borrowed money;

                        (ii)    declared or paid any dividend or declared or made any distribution of any kind to any Shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

                        (iii)    made any loan or advance to any Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan  or advance;

                        (iv)    disposed of any assets of WOW not in the ordinary course of business;

                        (v)    increased the annual level of compensation of any executive employee of WOW;

                        (vi)    increased, terminated, amended or otherwise modified any plan for the benefit of employees of WOW;

                        (vii)    issued any equity securities or rights to acquire such equity securities; or

                        (viii)    entered into or modified any contract, agreement or transaction not in the ordinary course of business.

            2.23    Capitalization. The authorized capital of WOW consists of 200,000,000 shares of stock consisting of 200,000,000 shares of common stock as of the date of this Agreement, 53,480,288 shares of common stock are issued and outstanding. WOW’s shareholders list, as certified by Integrity Stock Transfer as of August 31, 2007, is attached as Schedule 2.23. WOW is current with respect to all dividend obligations. WOW has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of WOW.

            2.24    Full Disclosure.  No representation or warranty by WOW, the Exchanging Shareholders in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by WOW pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a fact or omits or will omit to state any fact necessary to make any statement herein or therein not misleading or necessary to a complete and correct presentation of all material aspects of the business of WOW, and/or the status of the WOW Shares.

2.25

Subsidiaries and Predecessor Corporations. WOW does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation other than those listed in Schedule 2.25.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF 3PEA

            3Pea hereby represents and warrants as of the date of this Agreement and as of the Closing Date as follows:

            3.1    Organization and Good Standing. 3Pea is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business. 3Pea's articles of incorporation, as amended, and bylaws currently in effect are attached as Schedule 3.1.

            3.2    Corporate Authority. 3Pea has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will be prior to the Closing Date, duly authorized by the Board of Directors of 3Pea and 3Pea's shareholdings owning a majority of the outstanding shares as required by Nevada law. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which 3Pea is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to 3Pea or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or By-laws of 3Pea.

            3.3    The Exchange Shares. At the Closing, the Exchange Shares to be issued and delivered to the Exchanging Shareholders hereunder will when so issued and delivered in accordance with the terms of this Agreement and 3Pea's Articles of Incorporation, as amended and currently in effect, constitute valid and legally issued shares of 3Pea Common Stock fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The Exchange Shares are not subject to preemptive or other rights of any stockholders of 3Pea..

            3.7    Compliance with Laws. Except as described on Schedule 3.7, to the best of its knowledge, 3Pea has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of 3Pea.

            3.8    Actions and Proceedings. 3Pea is not a party to any pending litigation or, to its knowledge, any governmental proceedings are threatened against.

            3.9    Capitalization. As of the Closing Date, there will be no more than 30,000,000 shares of 3Pea Common Stock outstanding of which no person or entity owns in excess of 5% of the issued and outstanding shares, except as may be set forth on the attached shareholder list as Schedule 3.9. 3Pea has 160,000,000 shares of stock:  150,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred, $0.001 par value, authorized, of which no more than 30,000,000 common shares will have been issued at the Closing Date..

            3.10    No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, to the best of its knowledge:

                        (i)    violate any provision of 3Pea's Articles of Incorporation or By-Laws;

                        (ii)    violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which 3Pea is a party or by or to which it or any of its assets or properties may be bound or subject;

                        (iii)    violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, 3Pea or upon the securities, properties or business to 3Pea; or

                        (iv)    violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which violation could have a material adverse effect on the business or operations of 3Pea.

            3.11    Brokers or Finders. No broker's or finder's fee will be payable by 3Pea in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of 3Pea's shareholders or Board of Directors.

            3.12    Corporate Authority.  3Pea has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors and shareholders owning a majority of the outstanding common stock of 3Pea. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which 3Pea is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to 3Pea or its properties.

            3.13    Full Disclosure.  No representation or warranty by 3Pea in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by 3Pea pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of 3Pea.

SECTION 4. COVENANTS

            4.1    Further Assurances.  The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

            4.2    Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, 3Pea, WOW and the Shareholders agree to keep confidential any information disclosed to each other in connection therewith for a period of five(5) years from the date hereof; provided, however, such obligation shall not apply to information which:

                        (i)    at the time of the disclosure was public knowledge;

                        (ii)    after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

                        (iii)    the receiving party had within its possession at the time of disclosure; or

                        (iv)    is ordered disclosed by a Court of proper jurisdiction.

            4.3    Assumption of WOW's Options, Warrants and Convertible Securities. 3Pea represents that it will only assume WOW's obligation pursuant to four Convertible Subordinated Debentures in a total aggregate amount of $280,000 (attached hereto as Schedule 1.1).  Upon conversion, these Debentures shall be entitled to a number of 3Pea shares equal to the number of 3Pea shares to which they would have been entitled had the holders exchanged their held equity interests on the Closing Date.  By way of example, if a debenture holders holds a note in a total amount of $10,000 with a conversion price of $0.05 per share, that holder would have been entitled to 200,000 shares of WOW common stock had the conversion occurred prior to the Closing Date; therefore, that holder would be entitled to exchange those 200,000 WOW shares for approximately 14,285 shares of 3Pea common stock (1 3Pea share for 14 WOW shares).  WOW has agreed that any and all other options, warrants and convertible securities shall have been converted into common stock of WOW prior to the Closing Date.

SECTION 5. CONDITIONS PRECEDENT TO CLOSING

            5.1    Conditions Precedent to the Obligation of WOW.  All obligations of the WOW under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

                    (a)    The representations and warranties by or on behalf of 3Pea contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

                    (b)    3Pea shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

                    (c)    On or before the Closing, the Board of Directors and shareholders owning a majority of the outstanding shares of 3Pea shall have approved, in accordance with Nevada law, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable 3Pea to comply with the terms of the Agreement.

                    (d)    3Pea shall have sufficient shares of 3Pea Common Stock authorized but unissued to complete the Exchange and to issue upon the conversion of the convertible note attached hereto as Schedule 1.1.

                    (e)    All instruments and documents delivered to WOW and the Exchanging Shareholders pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for WOW.

            5.2    Conditions Precedent to the Obligations of 3Pea. All obligations of 3Pea under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions, any of which may be waived in writing by 3Pea:

                    (a)    The representations and warranties by WOW contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true  at and as of the Closing Date as though such representations and warranties were made at and as of such time;

                    (b)    WOW shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing.

                    (c)    The Shareholders shall have tendered, for exchange, a minimum of 50.1% of all of the issued and outstanding equity interests of WOW.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

    Notwithstanding any right of either party to investigate the affairs of the other party and its shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for one year following the Closing Date.

SECTION 7. INDEMNIFICATION

    For a period of one (1) year from the Closing Date, WOW agrees to indemnify and hold harmless 3Pea, its officers, directors and principal shareholders, and 3Pea agrees to indemnify and hold harmless WOW, its officers, directors and principal shareholders, at all times against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of a covenant or warranty or an indemnifying party's non-fulfillment of any agreement hereunder, or from any material misrepresentation or omission from any certificate, financial statement or tax return furnished or to be furnished hereunder.

    If the indemnified party receives written notice of the commencement of any legal action, suit or proceeding with respect to which the indemnifying party is or may be obligated to provide indemnification pursuant to this Section, the indemnified party shall, within 30 days of the receipt of such written notice, give the indemnifying party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such 30 day period shall not constitute a waiver by the indemnified party or its rights to indemnity hereunder with respect to such action, suit or proceeding unless the defense thereof is prejudiced thereby. Upon receipt by the indemnifying party of a Claim Notice from the indemnified party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the indemnifying party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The indemnified party shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably required in connection therewith. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnifying party shall not have with reasonable promptness employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the indemnifying party. The indemnifying party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the indemnified party, which consent shall not be delayed or which shall not be required if the indemnified party is granted a release in connection therewith. If the indemnifying party shall fail with reasonable promptness to defend such Third Party Claim, the indemnified party may defend, satisfy or settle the Third Party Claim at the expense of the indemnifying party and the indemnifying party shall pay to the indemnified party the amount of such Loss within ten days after written demand thereof. The indemnification provisions hereof shall survive the termination of this Agreement.

SECTION 8. DOCUMENTS AT CLOSING AND THE CLOSING

            8.1    Documents at Closing. Prior to, or at the Closing Date, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

                    (a)    WOW will deliver, or will cause to be delivered, to 3Pea the following:

(i)

a certificate executed by the President and Secretary of WOW to the effect that all representations and warranties made by WOW under this Agreement are true and correct as of the Closing, the same as though originally given to 3Pea on said date attached as Schedule 8.1.1;

(ii)

articles of incorporation and any amendments thereto, bylaws and amendments thereto, certificate of good standing in the state of incorporation;

(iii)

all applicable Schedules hereto;

(iv)

all minutes and resolutions of board of directors and shareholders meetings of WOW;

(v)

a true and correct, certified shareholders list current as of the date of Closing from Integrity Stock Transfer detailing shareholders of record of 53,480,288 shares outstanding;

(vi)

all financial statements and tax returns of WOW;

(vii)

a resolution from WOW’s current directors appointing designees of 3Pea to the Board of Directors attached as Schedule 8.1.7;\

(viii)

letters of resignation from WOW’s current officers and directors to be effective upon the Initial Closing and after appointments described in this section attached as Schedule 8.1.8;

(ix)

copies of board resolutions approving this transaction;

(x)

any other document reasonably requested by 3Pea that it deems necessary for the consummation of the transactions;

(xi)

all Bank Records and Statements, Registers, Checkbooks, Debit and Credit Cards related to the corporate bank account as well as any other credit or debit accounts in the name of the corporation currently in the possession of WOW;

(xii)

a certificate from the Secretary of State of Nevada dated within 30 days of the Closing to the effect that WOW is in good standing under the laws of said State;

(xiii)

certificates representing a minimum of 50.1 percent (50.1%) of those shares of WOW to be exchanged for Exchange Shares will be delivered, if legally possible, along with duly executed powers transferring such certificates to 3Pea;

(xiv)

all other items, the delivery of which is a condition precedent to the obligations of 3Pea, as set forth in Section 5;

                    (b)    3Pea will deliver or cause to be delivered to WOW and/or its Shareholders newly issued shares of its common stock for the Exchange Shares;

(i)

a certificate from 3Pea executed by the President or Secretary of 3Pea, to the effect that all representations an warranties of 3Pea made under this Agreement are true and correct as of the Closing, the same as though originally given to WOW on said date;

(ii)

all applicable Exhibits hereto;

                            (iii)    certified copies of resolutions by 3Pea Board of Directors authorizing this transaction;

                            (iv)    certificates from the Secretary of State of Nevada dated within 30 days of the Closing Date that 3Pea is in good standing under the laws of said State;

                            (v)    all other items, the delivery of which is a condition precedent to the obligations of WOW, as set forth in Section 5 hereof.

            8.3    The Closing Date. The Closing shall take place upon the receipt, by 3Pea, of certificates representing a minimum of 50.1% of the total issued and outstanding equity interests of Wow ("Closing Date"), but in no event shall the Closing Date be later than September 30, 2007 unless agreed upon by the parties in writing. At the Closing, the parties shall provide each other with such documents as may be necessary.

SECTION 9. MISCELLANEOUS

            9.1    Waivers.  The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

            9.2    Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

            9.3    Assignment.  This Agreement is not assignable except by operation of law or mutual consent of the parties hereto.

            9.4    Notice.  Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

    To:    3Pea:

            Mark Newcomer, President

            3Pea Technologies, Inc.

            3068 E. Sunset Rd., Suite 3

            Las Vegas, Nevada 89120

            Fax: (702) 453-2223

    with copy to:

            Christopher Dieterich

            Dieterich & Mazarei, LP

            11300 West Olympic Boulevard, Suite 800

            Los Angeles, California 90064

            Fax: (310) 312-6680

  To:    WOW:

            Rick Willard, CEO & President

            WOW! Technologies, Inc.

            3193 Montecito Drive

Las Vegas, Nevada 89120

            Fax: (702) 451-6315

With copy to:

Patrick C. Clary, Chartered

7201 West Lake Mead Boulevard, Suite 503
Las Vegas, Nevada 89128

Fax: (702) 382-7277

pcclary@aol.com

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

            9.5    Governing Law.

This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Nevada, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

            9.6    Publicity.  Prior to the Closing Date, no publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by both parties.

            9.7    Entire Agreement.  This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the exchange and issuance of the Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

            9.8    Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            9.9    Severability of Provisions.    The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

            9.10    Binding Effect.   This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

            9.11    Tax Treatment. 3Pea, WOW and its Shareholders acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

            9.12    Termination. This Agreement may be terminated by mutual agreement of the either party if the Closing Date does not occur by December 31, 2007.

9.13

Expenses.  Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

9.14

Survival of Representations and Warranties.  The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing irrespective of any investigation made by or on behalf of any party.

9.15  Exhibits.  As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto.  Any material changes to the Exhibits shall be immediately disclosed to the other parties.

9.16 Disputes.  Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled in Las Vegas, Nevada.  The Parties hereto agree to participate in a mediation of any disputes in connection with this Agreement.  In the event that no agreement can be reached through the mediation process, the parties agree to participate in a binding arbitration in accordance with the rules then in effect of the American Arbitration Association or any successor thereto, before an arbitrator who shall be agreed upon by the parties.  If the parties fail to come to an agreement on a single arbitrator, each party shall select one arbitrator who shall then work together to select a third, impartial arbitrator to hear the dispute.  The arbitrator(s) may grant injunctions or other relief in such dispute or controversy.  The decision of the arbitrator(s) shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator or arbitrators' decision in any court having jurisdiction.  Each party in such arbitration shall pay their respective costs and expenses of such arbitration and all the reasonable attorneys' fees and expenses of their respective counsel.

9.17 Counterparts and Electronic Transmission.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced. Any counterpart of this Agreement may be executed by transmission of a signed signature page by fax or e-mail.  Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requires it.

9.18   Independent Counsel. Each party to this Agreement acknowledges and agrees that it has had an opportunity to be represented by independent counsel of its own choice throughout all negotiations which preceded execution of this Agreement and the transaction referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel. Each party represents that he or it fully understands the provisions of this Agreement, has consulted with counsel concerning its terms, and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                                            3Pea International, Inc.

                                                            a Nevada corporation

                                                            By:____________________________

                                                                 Mark Newcomer, President

                                                            WOW! Technologies, Inc.

                                                            a Nevada corporation

                                                            By: __________________________

                                                            Rick L. Willard, President

SCHEDULES

Table of Contents

Pages

Schedule 1.1  (Four Convertible Subordinated Debentures)

X-X

Schedule 2.2  (WOW Articles of Incorporation and Bylaws)

X-X

Schedule 2.9  (WOW 12/31/2006 Audited Financial Statements & Unaudited Financial

Statements as of 6/30/2007)

X-X

Schedule 2.10 (WOW Material Adverse Changes if any since 12/31/2006)

X-X

Schedule 2.15 (WOW obligations exceeding $5,000 if any)

X-X

Schedule 2.17 (List of any Real or Personal Property owned by WOW)

X-X

Schedule 2.19 (List of Tangible Assets where Wow does not hold all rights, title and interest)

X-X

Schedule 2.20 (Additional Wow Liabilities, Etc.)

X-X

Schedule 2.23 (WOW Shareholders List)

X-X

Schedule 2.24 (WOW Issuance Obligations)

X-X

Schedule 2.25 (WOW Subsidiaries and Predecessor Corporations)

X-X

Schedule 3.1  (3Pea Articles of Incorporation and Bylaws)

X-X

Schedule 3.8  (None)

X-X

Schedule 3.9  (3Pea Shareholders List)

X-X

Schedule 8.1.1 (WOW Certificate of President and Secretary)

 X-X

Schedule 8.1.7 (WOW Resolution Appointing Designees of 3PEA to BOD)

 X-X

Schedule 8.1.1 (WOW Resignation of all BOD and Officers)

 X-X